Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Peter T. Dameris and Michael J. Holtzman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, to execute and deliver in the undersigned’s name and on the undersigned’s behalf the Annual Report on Form 10-K for the year ended December 31, 2004 for On Assignment, Inc., and any and all amendments thereto, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file in connection therewith any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Signature	Title	Date
/s/ Peter T. Dameris	Chief Executive Officer, President and Director	March 16, 2005
Peter T. Dameris	(Principal Executive Officer)
/s/ Michael J. Holtzman	Senior Vice President, Finance and Chief	March 16, 2005
Michael J. Holtzman	Financial Officer
(Principal Financial and Accounting Officer)
/s/ William E. Brock	Director	March 16, 2005
William E. Brock
/s/ Elliott Ettenberg	Director
Elliott Ettenberg		March 16, 2005
/s/ Jonathan S. Holman	Director
Jonathan S. Holman		March 16, 2005
/s/ Teresa A. Hopp	Director
Teresa A. Hopp		March 16, 2005
/s/ Jeremy M. Jones	Director
Jeremy M. Jones		March 16, 2005